BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C9014-2000
Barbara K. Cegavske (signature)	Filing Number 20200778568
Secretary of State	Filed On 07/12/2020 20:01:21 PM
State Of Nevada	Number of Pages 4

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :
BIOLIFE SCIENCES INC.

Entity or Nevada Business Identification Number (NVID) : NV20001260159

2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles
- ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:
- ☐ The entity name has been amended.
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ Other: (specify changes)
- ☐ Dissolution
- ☐ Merger
- ☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: **07/20/2020** Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☑ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X **Itav Avital** — **Officer** Signature of Officer, Incorporator or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C9014-2000
Barbara K. Cegavske	Filing Number 20200778568
Secretary of State State Of Nevada	Filed On 07/12/2020 20:01:21 PM
	Number of Pages 4

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: RHINO NOVI INC

Entity or Nevada Business Identification Number (NVID): C9014-2000

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 92.5%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes) ______

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: ______ Time: ______ (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) ARTICLE I - The name of the Corporation is "BIOLIFE SCIENCES INC." (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] — Director Signature of Officer or Authorized Signer — Title X ______ — ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

090304

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C9014-2000
Barbara K. Cegavske	Filing Number 20170456938-55
Secretary of State	Filed On 10/30/2017
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Rhino Human Resources Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Section I -- The name of the Corporation shall be Rhino Novi Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 89%

4. Effective date and time of filing: (optional) Date: October 30, 2017 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

098303

Certificate of Change Pursuant to NRS 78.209

Filed in the Office of	Business Number C9014-2000
Barbara K. Cegavske	Filing Number 20170456943-21
Secretary of State State Of Nevada	Filed On 10/30/2017
	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Rhino Human Resources Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 par value $.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

500,000,000 par value $.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1 share of new stock shall be issued for each 75 shares of old stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares shall be rounded up to the next whole share

7. Effective date and time of filing: (optional) Date: 11/06/2017 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

CEO, Secretary and Director

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C9014-2000
[signature]	Filing Number 20100530221-36
Secretary of State	Filed On 07/19/2010
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

INFE Human Resources, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article One:

The name of the corporation is Rhino Human Resources, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50,000 Preferred B Stock, or 51%

4. Effective date of filing: (optional) 7/19/10

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C9014-2000
	Filing Number 20080685350-17
Secretary of State	Filed On 10/17/2008
State Of Nevada	Number of Pages 2

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Info-Human Resources, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 8. Capitalization

8.1 Authorized Shares: The total number of shares of capital stock which the Corporation has the authority to issue is five hundred twenty million (520,000,000). The total number of shares of common stock which the Corporation is authorized to issue is five hundred million (500,000,000) and the par value of each share of such common stock is one-hundredth of one cent ($.001) for an aggregate par value of ten thousand dollars ($10,000). The total number of shares of preferred stock which the Corporation is authorized to issue is twenty million (20,000,000) and the par value of each share of such preferred stock is one-hundredth of one cent ($.001) for an aggregate par value of two thousand dollars ($2,000).
****Please see attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 75.39%

4. Effective date of filing: (optional) 10/17/08

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF INFE-HUMAN RESOURCES, INC.

Pursuant to the provisions under the Nevada Revised Statutes 78.385 and 78.390, the undersigned hereby adopts the following Articles of Amendment to the Articles of Incorporation of Infe-Human Resources, Inc. (the "Company"):

1. Name of the Corporation is INFE-HUMAN RESOURCES, INC.

2. The Articles of Incorporation have been amended as follows:

ARTICLE 8. Capitalization

8.1 Authorized Shares: The total number of shares of capital stock which the Corporation has the authority to issue is five hundred twenty million (520,000,000). The total number of shares of common stock which the Corporation is authorized to issue is five hundred million (500,000,000) and the par value of each share of such common stock is one-hundredth of one cent ($.001) for an aggregate par value of ten thousand dollars ($10,000). The total number of shares of preferred stock which the Corporation is authorized to issue is twenty million (20,000,000) and the par value of each share of such preferred stock is one-hundredth of one cent ($.001) for an aggregate par value of two thousand dollars ($2,000).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the articles of incorporation that have voted for the amendment 16,737,328 common shares and 50,000 of super voting Series B Preferred representing 75.39% of the outstanding voting shares.

Officer signature:

By: [signature]

Arthur Viola, CEO, President

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Filed in the Office of	Business Number C9014-2000
	Filing Number 20070319373-15
Secretary of State	Filed On 05/07/2007
State Of Nevada	Number of Pages 8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

INFE HUMAN RESOURCES, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Section 1. Designation and Amount.

There shall be a series of the voting preferred stock of the Company which shall be designated as the "Series B Preferred Stock," $0.001 par value, and the number of shares constituting such series shall be Fifty Thousand (50,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

"PLEASE SEE ATTACHED"

3. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

4. Officer Signature **(Required)**: X

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATION, PREFERENCES AND
RIGHTS OF SERIES B PREFERRED STOCK
of
INFE HUMAN RESOURCES, INC.

I, Arthur Viola, the President and Chief Executive Officer of INFE HUMAN RESOURCES, INC., a corporation organized and existing under the Nevada General Corporation Law, DO HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors on April 26, 2007 adopted the following resolution creating a series of Fifty Thousand (50,000) shares of voting Preferred Stock designated as Series B Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, a series of voting Preferred Stock of the Company be and it is hereby created, and that the designation and amount thereof and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount.

There shall be a series of the voting preferred stock of the Company which shall be designated as the "Series B Preferred Stock," $0.001 par value, and the number of shares constituting such series shall be Fifty Thousand (50,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

Section 2. Dividends and Distributions.

(b) Subject to the rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock, $0.001 par value (the "Common Stock"), of the Company and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable on the same basis of the Common Stock. That is, the Company shall declare a dividend or distribution on the Series B Preferred Stock simultaneously when it declares a dividend or distribution on the Common Stock.

Section 3. Voting Rights.

The holders of shares of Series B Preferred Stock shall have the following voting rights:

(a) Each share of Series B Preferred Stock shall entitle the holder thereof to 500 votes on all matters submitted to a vote of the stockholders of the Company. In the event that such votes do not total at 51% of all votes, then regardless of the provisions of this paragraph, in any such case, the votes cast by Series B Preferred Stock shall be equal to 51% of all votes cast at any meeting of shareholders, or any issue put to the shareholders for voting and the Company may state that any such action was had by majority vote of all shareholders.

(b) Except as otherwise provided herein, in the Company's Certificate of Incorporation or by law, the holders of shares of Series B Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(c) Except as otherwise set forth herein (500 votes for every share) or in the Company's Certificate of Incorporation, and except as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights, and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for such Series B Preferred Stock. Each share of Series B Preferred Stock shall be convertible into five hundred (500) shares of Common Stock (the "Initial Conversion Price"). In the event that the Company has not maintained sufficient common stock to allow for the conversion, at the time of a conversion election, the Company agrees to forthwith take necessary steps to amend its articles of incorporation to provide for sufficient authorized common stock to allow for conversion.

(b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock. Before any holder of Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock, it shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Company at such office that it elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock a certificate or

certificates, registered in such names as specified by the holder, for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, and any accrued and unpaid dividends on the converted Series B Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(c) Adjustments to Conversion Price.

(i) In order to prevent dilution of the Conversion Rights granted hereunder, the Initial Conversion Price shall be subject to adjustment from time to time as provided in this paragraph 4, and the number of Shares acquirable upon conversion hereunder shall be subject to adjustment from time to time as provided in this paragraph 4.

(ii) If the Company issues or sells, or in accordance with paragraph 4(c) is deemed to have issued or sold, any shares of any class of its common stock for a consideration per share less than the Initial Conversion Price, the Initial Conversion Price shall be reduced to an "Adjusted Conversion Price" determined by dividing (A) an amount equal to the sum of (y) the product derived by multiplying the Initial Conversion Price by the number of Shares Deemed Outstanding (defined as the number of shares of all classes of the Company's common stock actually outstanding at such time plus the number of shares of all classes of the Company's common stock deemed outstanding pursuant to paragraph 4(c) below) prior to such issue or sale, plus (z) the consideration, if any, received by the Company upon such issue or sale, by (B) the number of Shares Deemed Outstanding immediately after such issue or sale.

(d) <u>Effect on Initial Conversion Price of Certain Events</u>. For purposes of determining the Adjusted Conversion Price under paragraph 4(b), the following shall be applicable:

(i) <u>Issuance of Rights or Options</u>. If the Company grants any rights or options to subscribe for or to purchase shares of any class of the Company's common stock or other securities convertible into or exchangeable for shares of any class of the Company's common stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which shares of any class of the Company's common stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the conversion price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of the Company's common stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such

Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which shares of any class of the Company's common stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of the Company's common stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the conversion price shall be made upon the actual issuance of such common stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such common stock upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which shares of the Company's common stock is issuable upon such conversion or exchange is less than the conversion price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of the Company's common stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this paragraph, the "price per share for which shares of the Company's common stock is issuable upon the conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of the Company's common stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the conversion price shall be made upon the actual issue of such common stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any options for which adjustments of the Conversion Price has been or are to be made pursuant to other provisions of this paragraph 4(c), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Price. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for shares of any class of the Company's common stock changes at any time, the conversion price in effect at the time of such change will be readjusted to the conversion price which would have been in effect at such time had such Option or Convertible Securities originally provided for

such changed purchase price, additional consideration or changed conversion price, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment of the conversion price would result in an increase in the conversion price then in effect, such adjustment shall not be effective until thirty (30) days after written notice thereof has been given to the Holder and shall not exceed the Initial Conversion Price.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the conversion price then in effect hereunder shall be adjusted to the conversion price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v) Calculation of Consideration Received. If any shares of any class of the Company's common stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of any class of the Company's common stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the fair market value thereof as of the date of receipt. In case any shares of any class of the Company's common stock, Options or Convertible Securities are issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such common stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within a reasonable time, such fair value shall be determined by an appraiser jointly selected and paid for by the Company and the Holder.

(e) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of common stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of common stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(f) Reorganization, Reclassification, Consolidation, Merger or Sale. If any reorganization, reclassification, consolidation, merger or any sale of all or substantially

all of the Company's assets to another person (collectively an "Organic Change") is effected in such a way that holders of shares of all classes of the Company's common stock are entitled to receive (either directly or upon subsequent liquidation) securities or assets with respect to or in exchange for such common stock, then, as a condition to such Organic Change, lawful and adequate provision (in form and substance satisfactory to the Holder) shall be made where the Holder shall thereafter have the right to acquire and receive in lieu of Shares immediately theretofore acquirable and receivable upon the conversion of this Series B Preferred Stock such securities or assets as may be issued or payable with respect to or in exchange for the number of Shares immediately theretofore acquirable and receivable upon exercise of this Series B Preferred Stock had such Organic Change not taken place. In any such case, appropriate provision shall be made with respect to the Holder's rights and interests to the end that the provisions of this paragraph 4 and paragraphs 5 and 6 shall thereafter be applicable in relation to any securities or assets thereafter deliverable upon the conversion of this Series B Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Company, an immediate adjustment of the conversion price to the value of the Shares reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Shares acquirable and receivable upon conversion of this Series B Preferred Stock, if the value so reflected is less than the conversion price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the Holder) the obligation to deliver to the Holder such securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

(g) Certain Events. If any event occurs of the type contemplated by the provisions of this paragraph 4 but not expressly provided for by such provisions, then the Company's board of directors shall make an appropriate adjustment in the conversion price so as to protect the rights of the Holder; provided that no such adjustment shall increase the conversion price as otherwise determined pursuant to this paragraph 4 or decrease the number of Shares issuable upon conversion of this Series B Preferred Stock.

(h) Notices.

(i) Immediately upon any adjustment of the conversion price, the Company shall send written notice thereof to the Holder.

(ii) The Company shall send written notice to the Holder at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon shares of any class of the Company's common stock, (B) with respect to any pro rata subscription offer to holders of shares of

any class of the Company's common stock, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Company shall also give at least fifteen (15) days prior written notice of the date on which any Organic Change, dissolution or liquidation shall take place.

Section 5. Reacquired Shares.

Any shares of Series B Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Ranking.

The Series B Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 7. Fractional Shares.

Series B Preferred Stock may be issued in fractions which are integral multiples of one one-hundredth of a share. Fractions of shares of Series B Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by the Company. The holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series B Preferred Stock represented by such depositary receipts.

IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm and acknowledge the foregoing as true under the penalties of perjury this __ day of April, 2007.

By: Arthur Viola

Name: Arthur Viola
Title: President and Chief Executive Officer

FILED # C 9014-00

MAR 3 1 2000

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

INFE-HUMAN RESOURCES, INC.

The undersigned hereby adopts the following ARTICLES of INCORPORATION for the purpose of forming a corporation under the laws of the State of Nevada:

ARTICLE 1. **Name**
The name of this corporation is:

INFE-HUMAN RESOURCES, INC.

ARTICLE 2. **Purpose**

The purpose for which this corporation is formed is to conduct any lawful business allowable by the Laws of the State of Nevada.

ARTICLE 3. **Registered Office; Registered Agent**

The address of the initial registered office of the corporation is 502 East John Street, Carson City, NV 89706, and the name of its initial registered agent at such address is CSC Services of Nevada, Inc.

ARTICLE 4. **Principal Office**

The business address of the corporation's principal office is 8000 Towers Crescent Drive, Suite 640, Vienna, VA 22182

ARTICLE 5. **Duration**

The corporation is to commence its corporate existence on the date of subscription and acknowledgement of these Articles of Incorporation and shall exist perpetually thereafter until dissolved according to law.

ARTICLE 6. **Directors**

6.1 Number: The number of directors of the Corporation shall be subject to the Corporation's bylaws (the "Bylaws"), provided however, the number of directors of the Corporation may not be fewer than two unless the Corporation has fewer than two stockholders, in which case the number of

2. The material facts as to his/her interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

3. The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the shareholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

11.3 Indemnification:

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another

corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

(c) To the extent that any person referred to in paragraphs (a) and (b) of this Article has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection therewith.

(d) Any indemnification under paragraphs (a) and (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Article. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he/she is entitled to be indemnified by the corporation as provided in this Article.

(f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be

entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the corporation would have the power to indemnify him/her against such liability under the provisions of this Article 11.

(h) For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he/she would if he/she had served the resulting or surviving corporation in the same capacity.

IN WITNESS WHEREOF, the undersigned, as incorporator, hereby executes these ARTICLES of INCORPORATION this 17th day of March 2000.

Thomas M. Richfield

Thomas M. Richfield
510 Tobacco Quay
Alexandria, VA 22314

This instrument was acknowledged before me on March 17, 2000 by Thomas M. Richfield as incorporator of INFE-HUMAN RESOURCES, INC.

Marsha L. McKinney
Notary Public Signature

My commission expires January 31, 2003

CERTIFICATE OF REGISTERED AGENT

I hereby accept appointment as Resident Agent for INFE-HUMAN RESOURCES, INC.

Deborah D. Skipper

Registered Agent Deborah D. Skipper
Asst. Secretary

Dated: 3/17/00

Attachment A

Members of Initial Board of Directors

Thomas M. Richfield
510 Tobacco Quay
Alexandria, VA 22314

Gus Mechalas
410 Wyndon Road
Ambler, PA 19002

directors may not be fewer than the number of stockholders. The first Board of Directors shall be as listed in Attachment A hereto.

6.2 Class of Directors: If there shall be more than one director, the directors shall be classified, in respect solely to the time for which they shall severally hold office, by dividing them into three classes (two classes if there are only two directors), each such class to be as nearly as possible equal in number of directors to each other class. If there are three or more directors: (i) the first term of office of directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such date; (ii) the term of office of the directors of the second class shall expire on the one year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such one year anniversary; and (iii) the term of office of the directors of the third class shall expire on the two year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such two year anniversary. If there are two directors: (i) the first term of office of directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each two year anniversary of such date; and (ii) the term of office of the directors of the second class shall expire on the one year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each two year anniversary of such one year anniversary. If there is one director, the term of office such director shall expire at the first annual meeting after his election. At each succeeding annual meeting, the stockholders of the Corporation shall elect directors for a full term or the remainder thereof, as the case may be, to succeed those whose terms have expired. Each director shall hold office for the term for which elected and until his or her successor shall be elected and shall qualify, or until he or she shall resign or be removed as set forth below.

6.3 Powers of Directors: Subject to the limitations contained in the ARTICLES OF INCORPORATION and the corporation law for the State of Nevada concerning corporate action that must be authorized or approved by the shareholders of the corporation, all corporate powers shall be exercised

by or under the authority of the board of directors, and the business and affairs of the corporation shall be controlled by the board.

6.4 Removal of Directors: Any directors, any class of directors or the entire Board of Directors may be removed from office by stockholder vote at any time, without assigning any cause, but only if the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote upon election of directors, voting together as a single class, shall vote in favor of such removal.

ARTICLE 7. **Incorporator**

The name and address of the incorporator is:

Name	*Address*
Thomas M. Richfield	510 Tobacco Quay, Alexandria, VA 22314

ARTICLE 8. **Capitalization**

8.1 Authorized Shares: The total number of shares of capital stock which the Corporation has the authority to issue in one hundred twenty million (120,000,000). The total number of shares of common stock which the Corporation is authorized to issue is one hundred million (100,000,000) and the par value of each share of such common stock is one-hundredth of one cent ($.001) for an aggregate par value of ten thousand dollars ($10,000). The total number of shares of preferred stock which the Corporation is authorized to issue is twenty million (20,000,000) and the par value of each share of such preferred stock is one-hundredth of one cent ($.001) for an aggregate par value of two thousand dollars ($2,000).

8.1 Rights for Preferred Shares: The board of directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such shares, of each such series. The authority of the board of directors with respect to each such series shall include a determination of the following, which may vary as between the different series of preferred stock:

(a) The number of shares constituting the series and the distinctive designation of the series;

(b) The dividend rate on the shares of the series, the conditions and dates upon which dividends on such shares shall be payable, the extent, if any, to which dividends on such shares shall be cumulative, and the relative rights of preference, if any, of payment of dividends on such shares;

(c) Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption of such shares, which amount may, but need not, vary according to the time and circumstances of such redemption;

(d) The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of this corporation, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

(e) Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by this corporation of the shares of the series;

(f) The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

(g) The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and

(h) Any other terms, conditions or provisions with respect to the series not inconsistent with the provisions of this ARTICLE or any resolution adopted by the board of directors pursuant to this ARTICLE.

The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote at a meeting of shareholders. No holder of shares of preferred stock of this corporation shall, by reason of such holding have any preemptive right to subscribe to any additional issue of any stock of any class or series nor to any security convertible into such stock.

8.2 Statement of Rights for Common Shares:

(a) Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock shall be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends.

(b) In the event of any dissolution, liquidation or winding up of this corporation, whether voluntary or involuntary, after there shall have been paid to the holders of shares of preferred stock the full amounts to which they shall be entitled, the holders of the then outstanding shares of common stock shall be entitled to receive, pro rata, any remaining assets of this corporation available for distribution to its shareholders. The board of directors may distribute in kind to the holders of the shares of common stock such remaining assets of this corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment in cash, stock or obligations of such other corporation, trust or entity or any combination of such cash, stock, or obligations, and may sell all or any part of the consideration so received, and may distribute the consideration so received or any balance or proceeds of it to holders of the shares of common stock. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of this corporation (unless in connection with that event the dissolution, liquidation or winding up of this corporation is specifically approved), or the merger or consolidation of this corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of this corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of this corporation for the purpose of this paragraph (b).

(c) Except as provided by law or this certificate of incorporation with respect to voting by class or series, each outstanding share of common stock of this corporation shall entitle the holder of that share to one vote on each matter submitted to a vote at a meeting of shareholders.

(d) Such numbers of shares of common stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of preferred stock or any obligation of this corporation convertible into shares of common stock and (ii) upon exercise of any options or warrants to purchase shares of common stock.

ARTICLE 9. **Shareholders**

9.1 Amendment of Bylaws: The board of directors has the power to make, repeal, amend and alter the bylaws of the corporation, to the extent provided in the bylaws. However, the paramount power to repeal, amend and alter the bylaws, or to adopt new bylaws, is vested in the shareholders. This power may be exercised by a vote of a majority of shareholders present at any annual or special meeting of the shareholders. Moreover, the directors have no power to suspend, repeal, amend or otherwise alter any bylaw or portion of any bylaw so enacted by the shareholders, unless the shareholders, in enacting any bylaw or portion of any bylaw, otherwise provide.

9.2 Personal Liability of Shareholders: The private property of the shareholders of this corporation is not subject to the payment of corporate debts, except to the extent of any unpaid balance of subscription for shares.

9.3 Denial of Preemptive Rights: No holder of any shares of the corporation of any class now or in the future authorized shall have any preemptive right as such holder (other than such right, if any, as the board of directors in its discretion may determine) to purchase or subscribe for any additional issues of shares of the corporation of any class now or in the future authorized, nor any shares of the corporation purchased and held as treasury shares, or any part paid receipts or allotment certificates in respect of any such shares, or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, receipts, certificates, securities, warrants or other instruments be unissued, or issued and subsequently acquired by the corporation; and any such shares, receipts, certificates, securities, warrants or other instruments, in the discretion of the board of directors, may be offered from time to time to any holder or holders of shares of any class or classes to the exclusion of all other holders of shares of the same or any other class at the time outstanding.

9.4 Voting Rights: Except as otherwise expressly provided by the law of the State of Nevada or this certificate of incorporation or the resolution of the board of directors providing for the issue of a series of preferred stock, the

holders of the common stock shall possess exclusive voting power for the election of directors and for all other purposes. Every holder of record of common stock entitled to vote and, except as otherwise expressly provided in the resolution or resolutions of the board of directors providing for the issue of a series of preferred stock, every holder of record of any series of preferred stock at the time entitled to vote, shall be entitled to one vote for each share held.

9.5 Actions By Written Consent: Whenever the vote of shareholders at a meeting of shareholders is required or permitted to be taken for or in connection with any corporate action by any provision of the corporation law of the State of Nevada, or of this certificate of incorporation or of the bylaws authorized or permitted by that law, the meeting and vote of shareholders may be dispensed with if the proposed corporate action is taken with the written consent of the holders of stock having a majority of the total number of votes which might have been cast for or in connection with that action if a meeting were held; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for that action, and provided that prompt notice is given to all shareholders of the taking of corporate action without a meeting and by less than unanimous written consent.

ARTICLE 10. **Amendments**

The corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in its articles of incorporation, as amended, to the extent and in the manner now or in the future permitted or prescribed by statute, and all rights conferred in these Articles upon shareholders are granted subject to that reservation.

ARTICLE 11. **Regulation of Business and Affairs of Corporation**

11.1 Powers of Board of Directors

(a) In furtherance and not in limitation of the powers conferred upon the board of directors by statute, the board of directors is expressly authorized, without any vote or other action by shareholders other than such as at the time shall be expressly required by statute or by the provisions of these Articles of Incorporation, as amended, or of the bylaw, to exercise all of the

powers, rights and privileges of the corporation (whether expressed or implied in these Articles or conferred by statute) and to do all acts and things which may be done by the corporation, including, without limiting the generality of the above, the right to:

(i) Pursuant to a provision of the bylaw, by resolution adopted by a majority of the actual number of directors elected and qualified, to designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in that resolution or in the bylaw, shall have and exercise all the authority of the board of directors except as otherwise provided by law;

(ii) To make, alter, amend or repeal bylaw for the corporation;

(iii) To authorize the issuance from time to time of all or any shares of the corporation, now or in the future authorized, part paid receipts or allotment certificates in respect of any such shares, and any securities convertible into or exchangeable for any such shares (regardless of whether those shares, receipts, certificates or securities be unissued or issued and subsequently acquired by the corporation), in each case to such corporations, associations, partnerships, firms, individuals or others (without offering those shares or any part of them to the holders of any shares of the corporation of any class now or in the future authorized), and for such consideration (regardless of whether more or less than the par value of the shares), and on such terms as the board of directors from time to time in its discretion lawfully may determine;

(iv) From time to time to create and issue rights or options to subscribe for, purchase or otherwise acquire any shares of stock of the corporation of any class now or in the future authorized or any bonds or other obligations or securities of the corporation (without offering the same or any part of them to the holders of any shares of the corporation of any class now or in the future authorized);

(v) In furtherance and not in limitation of the provisions of the above subdivisions (iii) and (iv), from time to time to establish and amend plans for the distribution among or sale to any one or more of the officers or employees of the corporation, or any subsidiary of the corporation, of any shares of stock or other securities of the corporation of any class, or for the grant to any of such officers or employees of rights or options to subscribe for, purchase or otherwise acquire any such shares or other securities, without in any case offering those shares or any part of them to the holders of any shares of the corporation of any class now or in the future authorized; such distribution, sale or grant may be in addition to or partly in lieu of the compensation of any such

officer or employee and may be made in consideration for or in recognition of services rendered by the officer or employee, or to provide him/her with an incentive to serve or to agree to serve the corporation or any subsidiary of the corporation, or otherwise as the board of directors may determine; and

(vi) To sell, lease, exchange, mortgage, pledge, or otherwise dispose of or encumber all or any part of the assets of the corporation unless and except to the extent otherwise expressly required by statute.

(b) The board of directors, in its discretion, may from time to time:

(i) Declare and pay dividends upon the authorized shares of stock of the corporation out of any assets of the corporation available for dividends, but dividends may be declared and paid upon shares issued as partly paid only upon the basis of the percentage of the consideration actually paid on those shares at the time of the declaration and payment;

(ii) Use and apply any of its assets available for dividends, subject to the provisions of these Articles, in purchasing or acquiring any of the shares of stock of the corporation; and

(iii) Set apart out of its assets available for dividends such sum or sums as the board of directors may deem proper, as a reserve or reserves to meet contingencies, or for equalizing dividends, or for maintaining or increasing the property or business of the corporation, or for any other purpose it may deem conducive to the best interests of the corporation. The board of directors in its discretion at any time may increase, diminish or abolish any such reserve in the manner in which it was created.

11.2 Approval of Interested Director or Officer Transactions: No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his/her or their votes are counted for such purpose, if:

1. The material facts as to his/her interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or